Exhibit 10.17


                                 PROMISSORY NOTE

$101,915.49                                             Date: September 30, 1997

For value received, the undersigned Alex Kanakaris (the "Promisor") promises to pay to the order of Kanakaris Internetworks, Inc. (the "Payee"), at 29350 Pacific Coast Highway, Suite 12, Malibu, California 90265, (or at such other place as the Payee may designate in writing) the sum of $101,915.49 with interest from September 30, 1997, on the unpaid principal at the rate of 8.00 percent annually.

The unpaid principal and accrued interest shall be payable in annually installments of $38,250.03, beginning on September 30, 1998, and continuing until September 30, 2002, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full. THE PROMISOR UNDERSTANDS THAT THE PAYMENT OF THE ABOVE INSTALLMENT PAYMENTS MAY NOT FULLY AMORTIZE THE PRINCIPAL BALANCE OF THE NOTE, AND THEREFORE, A BALLOON PAYMENT MAY BE DUE ON THE DUE DATE. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of California.

Signed this 30th day of September 1998, at Malibu, CA

Alex Kanakaris

By:  /s/ Alex Kanakaris
   -------------------------
     Alex Kanakaris